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As filed with the Securities and Exchange Commission on February 5, 2021

Registration No. 333-252210

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Adagene Inc.
(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

4F, Building C14, No. 218,
Xinghu Street, Suzhou Industrial Park
Suzhou, Jiangsu Province, 215123
People's Republic of China
+86-512-8777-3632
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Phone: (800) 221-0102
Fax: (800) 944-6607
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300 +852 2533-3306	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300 +852 2533-3306	Benjamin Su, Esq. Daying Zhang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong +852 2912-2500	Michael E. Sullivan, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 USA +1 858-523-5400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Inra Title of each class of securities to be registered	Amount of securities to be registered(1)(2)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(4)

Ordinary shares, par value US$0.0001 per share	10,571,375	US$15.20	US$160,684,900	US$17,530.72

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2)
Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333- 333-252543). Each American depositary share represents one and one quarter (1.25) ordinary shares.

(4)
Previously paid.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

 EXPLANATORY NOTE

        This Amendment No. 3 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, to update the filing status of such exhibit in Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 3 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 2 to the Registration Statement, filed on February 3, 2021.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under our post-offering memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

        Pursuant to the form of indemnification agreements to be filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

        The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities

        During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. None of the transactions involved an underwriter.

Purchaser	Date of Issuance	Title and Number of Securities	Consideration
SCC Venture VI Holdco, Ltd.	February 2, 2018	1,679,206 series C-1 preferred shares	US$15,000,011.36
Gopher Harvest Co-Investment Fund LP	February 2, 2018	559,735 series C-1 preferred shares	US$5,000,000.80
AVICT Global Holdings Limited	February 2, 2018	1,119,471 series C-1 preferred shares	US$10,000,010.55
King Star Med LP	March 19, 2018	1,119,471 series C-1 preferred shares	US$10,000,000.00
WEALTHY TECHNOLOGIES LIMITED	March 19, 2018	559,735 series C-1 preferred shares	US$5,000,000.00

Purchaser	Date of Issuance	Title and Number of Securities	Consideration
Chief Strategic International Limited	May 16, 2018	559,736 series C-1 preferred shares	US$5,000,010.00
Mega Prime Development Limited	June 13, 2019	685,676 series C-2 preferred shares	US$6,999,998.00
Poly Platinum Enterprises Limited	June 13, 2019	489,769 series C-2 preferred shares	US$5,000,003.00
Chief Strategic International Limited	June 13, 2019	391,815 series C-2 preferred shares	US$4,000,000.00
MODEST CHAMPION LIMITED	November 21, 2019	293,861 series C-2 preferred shares	US$2,999,998.00
General Atlantic Singapore AI Pte. Ltd.	December 19, 2019	4,452,441 series C-3 preferred shares	US$50,000,000.00
Certain directors, officers and employees	From August 17, 2017 to January 19, 2021	6,761,534 ordinary shares#	US$7,912,715.40
Options and Warrants
SCC Venture VI Holdco, Ltd.	February 2, 2018	Warrant to purchase up to US$5,625,000 worth of series C-2 preferred shares*	N/A
Gopher Harvest Co-Investment Fund LP	February 2, 2018	Warrant to purchase up to US$1,875,000 worth of series C-2 preferred shares*	N/A
Certain directors, officers and employees	From August 17, 2017 to January 19, 2021	Option to purchase 7,154,992 ordinary shares	Past and future services provided by these individuals to us

Notes:

#
The number of ordinary shares includes the 2,262,500 ordinary shares, issued but deemed to be not outstanding as of the date of this prospectus, held by Great Han Fortune LP.

*
These warrants expired on April 1, 2019.

Item 8.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits:

        See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

  (b)
  Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and the notes thereto.

Item 9.    Undertakings

        The undersigned hereby undertakes:

          (a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (c)   The undersigned registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ADAGENE INC.

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement

3.1	†	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2	†	Form of Seventh Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering

4.1	†	Form of Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	†	Registrant's Specimen Certificate for Ordinary Shares

4.3	†	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares

4.4	†	Fifth Amended and Restated Shareholders Agreement by and among Adagene Inc. and shareholders of Adagene Inc. named therein dated December 19, 2019

4.5	†	Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement by and between Adagene Inc., non-investor shareholders and investors named therein dated December 19, 2019

5.1	†	Opinion of Walkers (Hong Kong) regarding the validity of the ordinary shares being registered

8.1	†	Opinion of Walkers (Hong Kong) regarding certain Cayman Island tax matters (included in Exhibit 5.1)

8.2	†	Opinion of Tian Yuan Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)

8.3	†	Opinion of Davis Polk & Wardwell LLP regarding material U.S. federal income tax consequences

10.1	†	Adagene Inc. Second Amended and Restated Share Incentive Plan

10.2	†	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers

10.3	†	Form of Employment Agreement between the Registrant and an executive officer of the Registrant

10.4	†	Shares Purchase Agreement by and among Adagene Inc., its subsidiaries and General Atlantic Singapore AI Pte. Ltd. dated October 15, 2019

10.5	†	Shares Purchase Agreement by and among Adagene Inc., its subsidiaries and certain investors of Adagene Inc. named therein dated June 9, 2019

10.6	†	Shares Purchase Agreement by and among Adagene Inc., its subsidiaries and certain investors of Adagene Inc. named therein dated February 2, 2018

10.7	#†	English translation of Cooperation Agreement on the PD-L1 Project by and among Guilin Sanjin Pharmaceutical Co., Ltd. and its affiliates and Adagene (Suzhou) Limited dated December 2018

Exhibit Number		Description of Document
10.8	#†	English translation of Cooperation Agreement on International Interests of PD-L1 Project between Guilin Sanjin Pharmaceutical Co., Ltd. and Adagene Inc. dated December 2018

10.9	#†	English translation of Cooperation Agreement on the Undisclosed Project between Dragon Boat Biopharmaceutical (Shanghai) Limited and Adagene (Suzhou) Limited dated May 2019

10.10	#†	English translation of Cooperation Agreement on International Interests of Undisclosed Project between Dragon Boat Biopharmaceutical (Shanghai) Limited and Adagene Inc. dated May 2019

10.11	#†	Material Transfer and Collaboration Agreement between ADC Therapeutics SA and Adagene Inc. dated April 11, 2019

10.12	#†	License Agreement Among ADC Therapeutics SA and Adagene Inc. dated April 11, 2019

10.13	†	Adagene Inc. 2021 Performance Incentive Plan

10.14	#†	Collaboration and License Agreement between Exelixis, Inc. and Adagene Incorporated dated February 1, 2021

21.1	†	List of subsidiaries of the Registrant

23.1	†	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2	†	Consent of Walkers (Hong Kong) (included in Exhibit 5.1)

23.3	†	Consent of Tian Yuan Law Firm (included in Exhibit 99.2)

23.4	†	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.3)

24.1	†	Powers of Attorney (included on signature page)

99.1	†	Code of Business Conduct and Ethics of the Registrant

99.2	†	Opinion of Tian Yuan Law Firm regarding certain PRC law matters

99.3	†	Consent of Frost & Sullivan

99.4	†	Consent of Andy (Yiu Leung) Cheung

99.5	†	Consent of Min Li

99.6	†	Consent of Man Kin (Raymond) Tam

99.7	†	Representation under Item 8.A.4 of Form 20-F

*
To be filed by amendment.

#
Portions of this exhibit have been omitted because they are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

†
Previously filed.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 5, 2021.

Adagene Inc.
By:	/s/ PETER (PEIZHI) LUO
	Name:	Peter (Peizhi) Luo
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 5, 2021 in the capacities indicated:

Signature	Title

/s/ PETER (PEIZHI) LUO Peter (Peizhi) Luo	Chief Executive Officer, Director (principal executive officer)
* Yunxia Yang	Director
* Yu Miao	Director
* Lefei Sun	Director
/s/ MAN KIN (RAYMOND) TAM Man Kin (Raymond) Tam	Chief Financial Officer (principal financial officer and principal accounting officer)

*By:	/s/ PETER (PEIZHI) LUO
	Name:	Peter (Peizhi) Luo Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Adagene Inc., has signed this registration statement or amendment thereto in New York on February 5, 2021.

Authorized U.S. Representative
By:	/s/ COLLEEN A. DE VRIES
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 6. Indemnification of Directors and Officers
  Item 7. Recent Sales of Unregistered Securities
  Item 8. Exhibits and Financial Statement Schedules
  Item 9. Undertakings
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES